EXHIBIT 21

                                       AMBASE CORPORATION
                                       SUBSIDIARY LISTING
                                     AS OF DECEMBER 31, 2004



                                                     Jurisdiction                   Percentage Voting
                                                     In Which                       Securities Owned By
Name                                                 Organized                      Immediate Parent
==================================================== ============================== ================================
==================================================== ============================== ================================
AmBase Corporation                                   Delaware                       N/A

     Carteret Bancorp, Inc.                          Delaware                       100%

     Home Capital Services, Inc.                     Delaware                       100%

     Maiden Lane Associates, Ltd.                    Delaware                       100%

     SDG Financial Corp.                             Delaware                       100%



     Note: Interrelationships shown by indentation with 100% ownership unless otherwise indicated.